UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): August 10, 2005 (August 9, 2005)
ZIX CORPORATION
(Exact name of Registrant as specified in its charter)

TEXAS (State of incorporation or organization)	001-17995 (Commission file number)	75-2216818 (I.R.S. employer identification number)
2711 North Haskell Avenue, Suite 2300, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Securities Purchase Agreement

Explanatory Note
     On August 9, 2005, Zix Corporation (the “Company”) filed a current report on Form 8-K (the “Original Report”) regarding that certain Securities Purchase Agreement (the “Purchase Agreement”) entered into by the Company with certain purchasers (collectively, the “Purchasers”), as further described in the Original Report. The sole purpose of this amendment on Form 8-K/A is to amend the Original Report by filing an updated version of the Purchase Agreement filed as Exhibit 4.1 thereto. Accordingly, the Purchase Agreement filed as Exhibit 4.1 to the Original Report is hereby replaced in its entirety with Exhibit 4.1 to this current report on Form 8-K/A. The Purchase Agreement filed herewith has been updated to include a redacted version of Schedule A thereto, which lists the Purchasers in the private placement transaction. Except for this amendment, the Original Report remains unchanged.
Item 9.01.      Financial Statements and Exhibits.
(c)     Exhibits

Exhibit No.	Description

4.1	Securities Purchase Agreement, dated as of August 9, 2005, by and between Zix Corporation and the Purchasers listed on Schedule A thereto (including redacted Schedule A and excluding appendices and exhibits).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION

Date: August 10, 2005	By:	/s/ Bradley C. Almond
Bradley C. Almond
Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Securities Purchase Agreement, dated as of August 9, 2005, by and between Zix Corporation and the Purchasers listed on Schedule A thereto (including redacted Schedule A and excluding appendices and exhibits).